                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                                                Three Months Ended June 30,
                                                         ---------------------------------------------------------------------
                                                                       1998                                 1997
                                                         -------------------------------       -------------------------------
                                                               Basic           Diluted                Basic            Diluted
                                                         ------------       ------------       ------------       ------------

  I.  Shares Outstanding, June 30                           3,546,029          3,546,029          5,439,546          5,439,546

 II.  Stock Purchased During the Period:

         Options exercised (weighted)                           2,940              2,940             42,417             42,417
         Purchase of treasury stock (weighted)               (216,650)          (216,650)           (47,542)           (47,542)
                                                         ------------       ------------       ------------       ------------
                                                            3,332,319          3,332,319          5,434,421          5,434,421

III.  Weighted Equivalent Shares:

         Assumed options exercised                                                72,454                                33,052
                                                         ------------       ------------       ------------       ------------

 IV.  Weighted Average Shares and Equivalent Shares         3,332,319          3,404,773          5,434,421          5,467,473
                                                         ============       ============       ============       ============

  V.  Net Income                                         $  6,864,000       $  6,864,000       $ 20,363,000       $ 20,363,000
                                                         ============       ============       ============       ============

 VI.  Net Income Per Share                               $       2.06       $       2.02       $       3.75       $       3.72
                                                         ============       ============       ============       ============


                                                                    Exhibit 11.1
                                                                        (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



                                                                                Nine Months Ended June 30,
                                                         ---------------------------------------------------------------------
                                                                       1998                                 1997
                                                         -------------------------------       -------------------------------
                                                               Basic           Diluted                Basic            Diluted
                                                         ------------       ------------       ------------       ------------

  I.  Shares Outstanding, June 30                           4,713,546          4,713,546          6,693,646          6,693,646

 II.  Stock Purchased During the Period:

         Options exercised (weighted)                           2,728              2,728             20,277             20,277
         Purchase of treasury stock (weighted)               (650,171)          (650,171)          (636,238)          (636,238)
                                                         ------------       ------------       ------------       ------------
                                                            4,066,103          4,066,103          6,077,685          6,077,685

III.  Weighted Equivalent Shares:

         Assumed options exercised                                                43,740                                10,118
                                                         ------------       ------------       ------------       ------------

 IV.  Weighted Average Shares and Equivalent Shares         4,066,103          4,109,843          6,077,685          6,087,803
                                                         ============       ============       ============       ============

  V.  Net Income                                         $ 12,228,000       $ 12,228,000       $ 25,509,000       $ 25,509,000
                                                         ============       ============       ============       ============

 VI.  Net Income Per Share                               $       3.01       $       2.98       $       4.20       $       4.19
                                                         ============       ============       ============       ============
